Exhibit 5.2

[Letterhead of Warner Norcross & Judd LLP]

August 21, 2007

X-Rite, Incorporated

4300 44th Street S.E.

Grand Rapids, Michigan 49512

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) being filed by X-Rite, Incorporated, a Michigan corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act of up to $100,000,000 in aggregate amount of (i) one or more series of its debt securities (“Debt Securities”), (ii) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), and associated junior participating preferred stock purchase rights, (iii) shares of one or more classes of the Company’s preferred stock as may be designated from time to time by the Board of Directors of the Company (“Preferred Stock”), (iv) depositary shares, (v) warrants, (vi) stock purchase contracts and (vii) stock purchase units (collectively, the “Securities”), all of which Securities may be sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Restated Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws and applicable Michigan law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly

X-Rite Incorporated

August 21, 2007

authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (vii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Michigan.

2. With respect to shares of the Common Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Michigan Department of Labor and Economic Growth (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

4. When (i) the Company has taken all necessary corporate action to approve the issuance and terms of the depositary shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the depositary shares and the filing of the Certificate of Designation with the Michigan Department of Labor and Economic Growth; (ii) the deposit agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the depositary shares have been deposited with the depositary under the applicable deposit agreement; and (iv) the depositary receipts representing the depositary shares have been duly

X-Rite Incorporated

August 21, 2007

executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement approved by the Company, upon payment of the consideration thereof or provided for in the applicable definitive purchase, underwriting or similar agreement, the depositary shares will be legally issued.

5. When the warrants to purchase Common Stock or Preferred Stock have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Common Stock or Preferred Stock will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

We express no opinion herein concerning the contents of the Registration Statement or the Prospectus, other than as to the validity and good standing of the Company in the State of Michigan, the validity of the Common Stock and Preferred Stock, the issuance of the depositary shares and the enforceability of the warrants to purchase Common Stock or Preferred Stock. We express no opinion herein concerning the validity, issuance or enforceability of the Debt Securities, warrants to purchase Debt Securities, stock purchase contracts or stock purchase units.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Michigan.

Our opinion in Paragraph 1 is based exclusively on a Certificate of Good Standing issued by the Michigan Department of Labor and Economic Growth dated August 20, 2007. We have assumed there has been no change in the accuracy of such certificate since the time issued.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WARNER NORCROSS & JUDD LLP

By	/s/ Stephen C. Waterbury
Stephen C. Waterbury, Partner